UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report:	October 25, 2011
Date of earliest event reported:	October 19, 2011

OFFICEMAX INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	1-5057	82-0100960
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	263 Shuman Blvd. Naperville, Illinois	60563
	(Address of principal executive offices)	(Zip Code)

(630) 438-7800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 19, 2011, V. James Marino was elected to the OfficeMax Incorporated board of directors.

Mr. Marino, 61, retired in May 2011 as President and Chief Executive Officer of Alberto-Culver Company, a personal care products company, roles he had held since November 2006. Mr. Marino previously served as President of Alberto Culver Consumer Products Worldwide from 2004 to November 2006 and as President of Alberto Personal Care Worldwide, a division of Alberto Culver, from 2002 to 2004. Mr. Marino has been a member of the board of directors of PVH Corporation, a leading apparel company, since 2007.

Mr. Marino was appointed to the executive compensation and governance and nominating committees of the board.

Upon his appointment to the board, Mr. Marino became entitled to a prorated portion of the independent directors’ annual equity grant. As a result, Mr. Marino received 14,880 restricted stock units on October 19, 2011 pursuant to a 2011 Director Restricted Stock Unit Award Agreement. The terms of the 2011 Director Restricted Stock Unit Award Agreement were disclosed in OfficeMax’s Current Report on Form 8-K filed on August 2, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 25, 2011

OFFICEMAX INCORPORATED

By:	/s/ Matthew R. Broad
Matthew R. Broad
Executive Vice President and General Counsel